Exhibit 99.2
CYRUSONE INC. ANNOUNCES PRIVATE OFFERING OF SENIOR NOTES
DALLAS - March 2, 2017 - CyrusOne Inc. (NASDAQ: CONE) (the “Company”) announced today that its operating partnership, CyrusOne LP (the “Operating Partnership”), and a wholly owned subsidiary of the Operating Partnership, CyrusOne Finance Corp. (together with the Operating Partnership, the “Issuers”), intend to offer $450 million aggregate principal amount of senior notes due 2024 and $350 million aggregate principal amount of senior notes due 2027 (together, the “Notes”) in a private offering, subject to market and other conditions. The Notes will be guaranteed by the Company, CyrusOne GP, a Maryland statutory trust, and certain of the Operating Partnership’s existing and future subsidiaries.
The Issuers intend to use the net proceeds from this offering (i) to finance their repurchase of any and all of their outstanding 6.375% Senior Notes due 2022 (the “Existing Notes”), of which $474,808,000 in aggregate principal amount is currently outstanding, by means of a separate tender offer commenced in connection with this offering (the “Tender Offer”), including the payment of consent payments in connection with soliciting consent to certain proposed amendments to the indenture governing the Existing Notes (the “Consent Solicitation”), (ii) for the redemption and discharge of any Existing Notes that remain outstanding after the completion of the Tender Offer and Consent Solicitation, (iii) for the payment of related premiums, fees, discounts and expenses, and (iv) for the repayment of borrowings outstanding under the Operating Partnership’s revolving credit facility.
The Notes and the related guarantees will be offered in the United States only to persons reasonably believed to be qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States only to non-U.S. investors pursuant to Regulation S under the Securities Act. The Notes and the related guarantees will not be registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent an effective registration statement or an applicable exemption from registration requirements or a transaction not subject to the registration requirements of the Securities Act or any state securities laws. This news release does not constitute notice of redemption under the optional redemption provisions of the indenture governing the Existing Notes nor an offer to sell, or the solicitation of an offer to buy, any securities, nor shall there be any sale of securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.
Safe Harbor Note
This release contains forward-looking statements regarding future events and our future results that are subject to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, are statements that could be deemed forward-looking statements. These statements are based on current expectations, estimates, forecasts, and projections about the industries in which we operate and the beliefs and assumptions of our management. Words such as "expects," "anticipates," "predicts," "projects," "intends," "plans," "believes," "seeks," "estimates," "continues," "endeavors," "strives," "may," variations of such words and similar expressions are intended to identify such forward-looking statements. In addition, any statements that refer to projections of our future financial performance, our anticipated growth and trends in our businesses, and other characterizations of future events or circumstances are forward-looking statements. Readers are cautioned these forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties, which could cause our actual results to differ materially and adversely from those reflected in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in this release and those discussed in other documents we file with the Securities and Exchange Commission (SEC). More information on potential risks and uncertainties is available in our recent filings with the SEC, including CyrusOne's Form 10-K report, Form 10-Q reports, and Form 8-K reports. Actual results may differ materially and adversely from those expressed in any forward-looking statements. We undertake no obligation to revise or update any forward-looking statements for any reason.
About CyrusOne
CyrusOne (NASDAQ: CONE) is a high-growth real estate investment trust (REIT) specializing in highly reliable enterprise-class, carrier-neutral data center properties. The Company provides mission-critical data center facilities that protect and ensure the continued operation of IT infrastructure for more than 945 customers, including 181 Fortune 1000 companies.
CyrusOne's data center offerings provide the flexibility, reliability, and security that enterprise and cloud customers require and are delivered through a tailored, customer service-focused platform designed to foster long-term relationships. CyrusOne is committed to full transparency in communication, management, and service delivery throughout its 37 data centers worldwide.

Investor Relations
Michael Schafer
972-350-0060
investorrelations@cyrusone.com